UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2006

TheStreet.com, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	0-25779	06-1515824
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Wall Street 15th Floor New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 321-5000

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 2, 2006, the Compensation Committee of the Board of Directors of TheStreet.com, Inc. (the “Company”) approved additional exercise procedures with respect to stock options expiring February 14 and March 15, 2006 and held by James Lonergan, president and chief operating officer, and Thomas J. Clarke, Jr., chief executive officer (the “Executives”), in order to permit the Executives to exercise the options by applying some of the shares subject to the options (valued at the closing price on the day before the date of exercise) to the payment of the exercise price and the minimum amount of applicable withholding taxes then due. The effect of such form of exercise is that the Executives would receive shares equal in value to the option spread and would not be required to deliver cash in satisfaction of the exercise price (or the withholding taxes). Under the new procedures, the Executives would be permitted to use such additional form of exercise at any time prior to the expiration of the options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TheStreet.com, Inc. (Registrant)

Date: February 7, 2006	By:	/s/ Thomas J. Clarke, Jr.
Chief Executive Officer